  BDO DUNWOODY LLP

  Chartered Accountants And Advisors

  Royal Bank Plaza

  P.O. Box 32

  Toronto, Ontario  Canada  M5J 2J8

  Telephone: (416) 865-0200

  Telefax: (416) 865-0887

                          www.bdo.ca

                 CONSENT OF INDEPENDENT REGISTERED

                      PUBLIC ACCOUNTING FIRM

          Gentor Resources Inc.

          Virginia City, Montana

          We hereby consent to the use in the Prospectus

          constituting a part of this Registration

          Statement of our report dated March 7, 2006,

          relating to the financial statements of Gentor

          Resources Inc which is contained in that

          Prospectus.

          We also consent to the reference to us under the

          caption "Experts" in the Prospectus.

          /s/BDO DUNWOODY LLP

          Chartered Accountants

          Toronto, Ontario

          July 24, 2006